Exhibit 99.1

Vocera to Offer $200.0 Million of Convertible Senior Notes Due 2026

SAN JOSE, Calif.— March 08, 2021— Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today announced that it proposes to offer $200.0 million aggregate principal amount of convertible senior notes due 2026 (the “notes”), subject to market conditions and other factors. The notes are to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Vocera also intends to grant to the initial purchasers of the notes an option to purchase up to an additional $30.0 million aggregate principal amount of notes.

Vocera expects to use a portion of the net proceeds from the offering of the notes to pay the cost of the capped call transactions described below to manage potential dilution. In addition, Vocera expects to use a portion of the net proceeds from the offering, together with shares of Vocera common stock, to repurchase a portion of its 1.50% Convertible Senior Notes due 2023 (the “2023 notes”) as described below. Vocera intends to use the remainder of the net proceeds for general corporate purposes, which may include funding research and development, increasing working capital, acquisitions or investments in complementary businesses, products or technologies, and capital expenditures.

Morgan Stanley & Co. LLC, Piper Sandler & Co., and William Blair & Company, L.L.C. are acting as initial purchasers of the notes.

In connection with the pricing of the notes, Vocera expects to enter into capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Vocera common stock that will initially underlie the notes. The capped call transactions are expected to offset the potential dilution to holders of Vocera common stock as a result of any conversion of the notes, with such offset subject to a cap. If the initial purchasers of the notes exercise their option to purchase additional notes, Vocera expects to enter into additional capped call transactions with the capped call counterparties.

In connection with establishing their initial hedges of the capped call transactions, Vocera expects the capped call counterparties and/or their respective affiliates to purchase Vocera common stock and/or enter into various derivative transactions with respect to Vocera common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Vocera common stock or the notes at that time.

In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Vocera common stock and/or purchasing or selling Vocera common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transaction). This activity could also cause or avoid an increase or decrease in the market price of Vocera common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

The notes will be senior, unsecured obligations of Vocera, and interest will be payable semi-annually.

The notes will mature on September 15, 2026, unless converted, redeemed or repurchased prior to such date. Prior to June 15, 2026, the notes will be convertible at the option of holders only under certain circumstances, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Vocera common stock, cash or a combination of cash and shares of Vocera common stock, at the election of Vocera.

Vocera may not redeem the notes prior to March 20, 2024. Vocera may redeem for cash all or a portion of the notes (subject to a partial redemption Limitation), at Vocera’s option, on or after March 20, 2024 if the last reported sale price of Vocera’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Vocera provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the notes will have the right, subject to certain exceptions, to require Vocera to repurchase for cash all or part of their notes at 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). In addition, following certain corporate events that occur prior to the maturity date or if Vocera delivers a notice of redemption, Vocera will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption.

The interest rate, conversion rate, offering price and other terms are to be determined by negotiations between Vocera and the initial purchasers.

Contemporaneously with the pricing of the notes in the offering, Vocera intends to enter into one or more separate and individually negotiated transactions with one or more holders of its 2023 notes to repurchase a portion of the 2023 notes on terms to be negotiated with each holder (each, a “note repurchase transaction”). The terms of each note repurchase transaction will depend on several factors. No assurance can be given as to how much, if any, of these 2023 notes will be repurchased or the terms on which they will be repurchased.

Vocera expects that holders of the 2023 notes who exchange their 2023 notes that have hedged their equity price risk with respect to the 2023 notes (the “hedged holders”) may enter into or unwind various derivatives with respect to Vocera common stock (including entering into derivatives with one or more of the initial purchasers in the offering or their respective affiliates) and/or purchase shares of Vocera common stock concurrently with, or shortly after, the pricing of the notes. This activity could affect the market price of Vocera common stock and the initial conversion price of the notes. The amount of Vocera common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of Vocera common stock. Vocera cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or Vocera common stock.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Vocera common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The notes and any shares of Vocera common stock issuable upon conversion of the notes have not been registered under the Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Use of forward-looking statements

This press release contains “forward-looking statements” including, among other things, statements relating to the timing of the proposed offering, the proposed note repurchases, the potential effects of capped call transactions, statements relating to the terms of the offering and the expected use of proceeds from the offering. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Vocera will offer the notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the notes, which could differ based upon market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, whether the capped call transactions will become effective, whether the note repurchases will take place or be consummated, the effects of any associated hedging and risks related to the impact of the COVID-19 pandemic on Vocera’s business, financial condition and results of operations. For information about other potential factors that could affect Vocera’s business and financial results, please review the “Risk Factors” described in Vocera’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) and in Vocera’s other filings with the SEC. We undertake no obligation, and do not intend, to update these forward-looking statements after the date of this release, except as required by law.

Investors:

Sue Dooley

Vocera Communications, Inc.

408.882.5971

investorrelations@vocera.com

Media:

Shanna Hearon

Vocera Communications, Inc.

669.999.3368

shearon@vocera.com

Source: Vocera Communications, Inc.